UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2014

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) and Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the U.S. Food and Drug Administration has informed Salix in an Appeal Response that RELISTOR® subcutaneous injection for the treatment of opioid-induced constipation in patients taking opioids for chronic non-cancer pain can be approved on the data included in Salix's previously-submitted supplemental New Drug Application (sNDA). The FDA has directed Salix to work with and submit certain information to its Division of Gastroenterology and Inborn Errors Products, as described in the companies' joint press release included in this Report as Exhibit 99.1.

Progenics also announced and held an investor conference call this morning on the FDA's Appeal Response.  As noted in the announcement included in this Report as Exhibit 99.2, a replay of the live webcast will be available on the Media Center of the Progenics website, www.progenics.com, for two weeks.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1 and 2	Press Releases dated July 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President - Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: July 14, 2014